UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2008
                                                            -----------

                             INVESTORS BANCORP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                   Delaware             0-51557                 22-3493930
----------------------------       ---------------------    --------------------
(State or other jurisdiction       (Commission File No.)    (IRS Employer
of incorporation)                                            Identification No.)


101 JFK Parkway, Short Hills, New Jersey                       07078
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (973) 924-5100
                                                     --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 7.01       Regulation FD Disclosure.
                -------------------------

     As previously disclosed, Investors Bancorp, Inc. ("Investors Bancorp") entered into an Agreement and Plan of Merger with Summit Federal Bankshares, Inc. As required by the Office of Thrift Supervision (OTS), Investors Bancorp has agreed to issue additional shares of its common stock to Investors Bancorp, MHC ("Investors MHC"), based on a pro forma market valuation of Summit Federal. An independent appraisal has determined that, as of March 17, 2008, Summit Federal had a pro forma market value of $25.0 million.

     At the closing of the merger, which is expected to occur in June 2008 subject to receipt of depositor (Summit Federal) and regulatory approvals, Investors Bancorp will issue the additional shares of common stock to Investors MHC. The number of shares of common stock to be issued to Investors MHC will equal $25.0 million divided by the average of the closing sales price of a share of Investors Bancorp common stock, as reported on the Nasdaq Stock Market, for the twenty (20) consecutive trading days ending on the second trading day preceding the completion date of the merger.


Item 9.01.      Financial Statements and Exhibits.
                ----------------------------------

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits. None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           INVESTORS BANCORP, INC.



DATE:  May 6, 2008                      By: /s/ Kevin Cummings
                                           -------------------------------------
                                           Kevin Cummings
                                           President and Chief Executive Officer